                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                          Date of Report:  December 15, 1997

                   AmeriCredit Automobile Receivables Trust 1997-A
                (Exact Name of Registrant as specified in its charter)


       United States                   333-17981              88-0359494
       -------------                   ---------              ----------
(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                   Identification Number)

                             c/o AmeriCredit Financial
                                   Services, Inc.
                            Attention: Daniel E. Berce
                                  200 Bailey Avenue
                                Fort Worth, TX  76107
                               (Address of Principal
                                 Executive Office)

                                   (817) 332-7000
                              Registrant's phone number

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Item 5.  Other Events

    Information relating to distributions to Note and Certificate holders for the November, 1997, Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection
    Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of March 1, 1997 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.  Financial Statements, Exhibits

    Exhibit No.    Exhibit
    -----------    -------

         1. Servicer's Certificate for the November, 1997 Collection Period relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.

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                                    EXHIBIT INDEX

Exhibit
-------

   1. Servicer's Certificate for the November, 1997 Collection Period relating to the Notes and Certificates issued by the Registrant.

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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1997-A

By: AmeriCredit Financial Services, Inc., as Servicer



/s/ Daniel E. Berce
    Daniel E. Berce
    Vice Chairman and
    Chief Financial Officer



December 15, 1997